UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

MOONLAKE IMMUNOTHERAPEUTICS

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-39630	98-1711963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorfstrasse 29

6300 Zug

Switzerland

(Address of principal executive offices and Zip Code)

41 415108022

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	MLTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2026, MoonLake Immunotherapeutics (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Leerink Partners LLC, as the representative of the underwriters named therein (the “Underwriters”), to issue and sell, in a public offering (the “Offering”), 9,000,000 Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), at a public offering price of $20.00 per share (the “Firm Shares”), and, in lieu of Ordinary Shares to certain investors that so choose, pre-funded warrants to purchase up to 1,000,000 Ordinary Shares at a public offering price of $19.9999 per pre-funded warrant (the “Pre-Funded Warrants”). The Pre-Funded Warrants have an exercise price of $0.0001 per share and are exercisable immediately. In addition, the Company granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 Ordinary Shares (the “Option Shares”, and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions (the “Option”). The Shares and the Pre-Funded Warrants are collectively referred to herein as the “Securities.”

The exercise price and the number of Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustments in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Ordinary Shares. Holders of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of Ordinary Shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Such percentage may be increased or decreased by the holder of the Pre-Funded Warrants to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

The gross proceeds from the Offering are expected to be $200 million before deducting underwriting discounts and offering expenses.

The Securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-274286), which became effective on September 11, 2023. A final prospectus supplement dated June 23, 2026 relating to and describing the terms of the Offering was filed with the U.S. Securities and Exchange Commission on June 24, 2026. The Offering is expected to close on June 25, 2026, subject to the satisfaction of customary closing conditions.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Walkers (Cayman) LLP, Cayman counsel to the Company, has issued an opinion to the Company, dated June 24, 2026, regarding the validity of the issuance and sale of the Securities in the Offering. A copy of the opinion is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 23, 2026, by and between MoonLake Immunotherapeutics and Leerink Partners LLC.
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Walkers (Cayman) LLP
23.1	Consent of Walkers (Cayman) LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOONLAKE IMMUNOTHERAPEUTICS

Date: June 25, 2026	By:	/s/ Matthias Bodenstedt
	Name:	Matthias Bodenstedt
	Title:	Chief Financial Officer

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